UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2023

ORGANICELL REGENERATIVE MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3321 College Avenue, Suite 246 Davie, Florida	33314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Report”), and unless otherwise indicated, the terms “the Company,” “Organicell,” “we,” “us” and “our” refer to Organicell Regenerative Medicine, Inc. and its subsidiaries.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Dr. Bhupendra Kumar Modi

On June 4, 2023, Dr. Bhupendra Kumar Modi stepped down as Chairman of the Board and a director of Organicell.

(b)	Appointment of New Executive Officers and a New Director

On June 6, 2023, our board of directors appointed Harry Leider, M.D., M.B.A., as Chief Executive Officer and a member of the board of directors and Howard J. Golub, M.D., as Executive Vice President and Chief Science Officer. Ian T. Bothwell, who has served as Interim Chief Executive Officer since November 2022, in addition to his position as Chief Financial Officer will continue in his Chief Financial Officer role.

The following is a brief description of the background and business experience of Dr. Leider and Dr. Golub.

Dr. Harry Leider, 65, has over 25 years of experience as a senior healthcare executive in a variety of innovative high growth healthcare companies. Prior to joining Organicell, he served as the Chief Medical Officer and Executive Vice President of Apos Health from December 2022 to May 2023. From May 2018 to October 2022, Dr. Leider was the Chief Medical Officer and Executive Vice President of Gelesis, Inc., a biotech company that successfully developed an FDA-cleared therapy for obesity and went public in January 2022. Prior thereto, he served from 2013 to 2018 as the Chief Medical Officer and Group Vice President of Walgreens Boots Alliance. He has also previously served as a member of the Boards of Directors of Alivio Therapeutics, TytoCare and Mobile Help. In addition, Dr. Leider has served on the faculty of Harvard Medical School and the John Hopkins Carey School of Business, where he taught healthcare marketing. He received his medical degree from the University of Pennsylvania, an M.B.A. from the University of Washington where he was a Robert Wood Johnson Clinical Scholar, and his B.A., summa cum laude from Pennsylvania State University.

Dr. Howard L. Golub, 70, has been a principal in Care-Safe LLC (a senior clinical development consulting company whose corporate clients included biotech/drug/medical device companies) since 2008. He also currently serves as one of the Clinical Leads for the RADx N.I.H. program (designed to help companies develop and accelerate accurate COVID-19 testing and bring them to market). From 2014 to 2016, he was Vice President of Research and Development at Walgreens Boots Alliance, helping to develop a program that utilized its massive customer database to aid in clinical trial patient recruitment. In 1996, he was one of the founders of CareStat LLC, a 150 person CRO in the Boston area, where he served as Chief Executive Officer until the company was sold in 2008. For 20 years prior thereto, Dr. Golub was a serial entrepreneur, being one of the founders and an executive officer of three healthcare companies, two of which were successfully sold. In addition, from 2003 to 2013 he held an adjunct professorship at the Harvard-M.I.T. joint M.S./M.B.A. program where he taught a course entitled “Clinical Development for Private Enterprise.” Dr. Golub received his Ph.D. in biomedical engineering and an M.D. from a Harvard Medical School-M.I.T. joint program in 1983.

Organicell has entered into employment agreements with each of Dr. Leider and Dr. Golub.

Dr. Leider’s employment agreement provides for a base salary of $325,000 per year and the grant of an option under Organicell’s Equity Incentive Plan (the “Incentive Plan”) to purchase 57,000,000 shares of our common stock at a price of $0.012 per share (fair market value on the date of grant) (the “Leider Option”). The Leider Option vests in equal quarterly installments over a three-year period, contingent upon Dr. Leider’s continued employment with the Company and expires five years from the date of grant. The vesting of the Leider Option is accelerated in the event of a change in control of the Company (as described in the employment agreement) or if the Company achieves certain market cap valuations.

Dr. Leider will also receive reimbursement for certain temporary housing expenses in South Florida pending his relocation to South Florida, which is to occur prior to December 31, 2023 and reimbursement for certain moving expenses in connection with such relocation. He also shall be entitled to earn a commission of ten percent (10%) of the net profit (sales less cost of goods sold) generated by the sale of any of the Company’s biologic products sold directly by him solely from sources generated by him alone.

Dr. Leider’s employment with the Company is “At Will” meaning that his employment with the Company and his employment agreement may be terminated by the Company at any time, for any reason or for no reason at all and with or without “Cause” (as defined in the Agreement). Notwithstanding the foregoing, in the event the Company terminates Dr. Leider’s employment without Cause or Dr. Leider terminates his employment with the Company for “Good Reason” (as defined in the Agreement), Dr. Leider will be entitled to receive an amount equal to one year’s salary as severance, less the value of the Leider Option as vested on the date of termination, as calculated by subtracting the market price for the shares underlying the option as of the date of termination, less the exercise price for such shares, provided further, that the combined amount of the severance payment and market value of the Leider Option shall not be less than $200,000. In such circumstance he will also be entitled to receive a pro-rated share of any bonus earned for the year in which the termination takes place.

Dr. Golub’s employment agreement provides for a base salary of $150,000 per year. Dr. Golub will not be a full-time employee, but rather will devote such amount of his working time as the Company deems reasonably necessary to fulfill his duties thereunder (estimated to be approximately ½ his working time). Dr. Golub will perform his duties remotely from his residence , with travel, as required by his position. He will be permitted to continue serving as a Principal of Care-Safe, LLC.

Dr. Golub is also granted an option under the Incentive Plan to purchase 50,000,000 shares of our common stock at a price of $0.012 per share (fair market value on the date of grant) (the “Golub Option”). The Golub Option vests in equal quarterly installments over a one-year period, contingent upon Dr. Golub’s continued employment with the Company and expires five (5) years from the date of grant.

Dr. Golub’s employment with the Company is “At Will” meaning that his employment with the Company and his employment agreement may be terminated by the Company at any time, for any reason or for no reason at all and with or without “Cause” (as defined in the Agreement). Notwithstanding the foregoing, in the event the Company terminates Dr. Golub’s employment without Cause or Dr. Golub terminates his employment with the Company for “Good Reason” (as defined in the Agreement), Dr. Golub will be entitled to receive an amount equal to one year’s base salary as severance. He will also be entitled to receive a pro-rated share of any bonus earned for the year in which the termination takes place.

Both employment agreements contain customary confidentiality, non-competition and non-solicitation covenants.

The above description of the employment agreements entered into between Organicell and each of Dr. Leider and Dr. Golub, is qualified in its entirety by the copies of the employment agreements filed as Exhibits 10.1 and 10.2 to this Report.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 is an investor presentation, dated June 2023, that will be used by Organicell in making presentations to certain existing and potential stockholders of the Company, analysts and other members of the investment community.

The foregoing information, including the investor presentation attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 of this Current Report and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Dr. Harry Leider
10.2	Employment Agreement with Dr. Howard L. Golub
99.1*	Investor Presentation, dated June 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2023	ORGANICELL REGENERATIVE MEDICINE, INC.

	By:	/s/ Ian Bothwell
Ian Bothwell Chief Financial Officer

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